Emergent Capital, Inc. Announces Fourth Quarter 2019 Results

Boca Raton, Fla., March 13, 2020 – Emergent Capital, Inc. (OTCQX: EMGC) ("Emergent" or the "Company"), today announced its financial results for the three months and twelve months ended November 30, 2019.

Notice of Financial Reporting Changes

The Board of Directors changed the Company's fiscal year end from December 31 to November 30. As a result, the reported fourth quarter covers the period from September 1, 2019 to November 30, 2019. To aid investors, the results of the fourth quarter of 2019 are being presented to the directly comparable period last year, but are not comparable to the results previously filed with the SEC in its Transition Report on Form 10-KT on March 15, 2019, for the fourth quarter of 2018 which covers October 1, 2018 to November 30, 2018.

Given that the Chapter 11 case of Lamington Road Designated Activity Company ("Lamington"), Lamington and its subsidiaries' (White Eagle Asset Portfolio, LP ("White Eagle"), White Eagle General Partner, LLC ("WEGP") and Lamington Road Bermuda Limited) results were excluded from the Company’s consolidated results from December 1, 2018 to August 16, 2019 , Emergent's 2019 results are not comparable with 2018. On September 16, 2019, the Bankruptcy Court entered an order and final decree closing the White Eagle Chapter 11 Case, and on November 25, 2019, the Bankruptcy Court entered an order and final decree closing both of the Lamington and WEGP chapter 11 cases. However pursuant to ASC 810, Consolidation, management took the position that given that all third-party claims had been satisfied in the case, consolidation of Lamington and WEGP as of August 17, 2019 was appropriate.

Fourth Quarter 2019 Highlights

•	As of the filing date, Emergent had approximately $22.2 million of cash and cash equivalents inclusive of certificates of deposit of $513,000.

•
On December 4, 2019 the Company entered into a Settlement Agreement and Mutual Release with Sun Life Assurance Company of Canada ("Sun Life") pursuant to which 31 life insurance policies with face totaling $163.5 million issued by Sun Life were canceled in exchange for a lump sum payment of $36.1 million. With this settlement, the Company no longer owns any life insurance policies and hence no future obligation for premium payments.

•	On December 11, 2019 the Company redeemed $8.0 million principal amount of the 5.0% Convertible Notes in exchange for cash consideration of $4.8 million inclusive of unpaid interest.

Management Commentary
"With continuing ownership interest in a portfolio of 561 life insurance policies with a face value of $2.6 billion we are actively monitoring the current global health environment and trying to assess how the Covid-19 pandemic will impact the way we value and report our investment assets," commented Pat Curry, Chairman and Chief Executive Officer. "As of the end of the fourth quarter, the portfolio had an average insured age of 85.2 years old and we valued policies using a 7.1 year average life expectancy. Given the rapidly evolving nature of the current pandemic we could see some changes in the statistics we use to calculate expectancies that ultimately impact how we value our assets."
"With our legacy lender issues behind us, and more consistent cash flow, Emergent is well positioned to capitalize on the current market conditions and realize the value from our portfolio," Curry added. "Subsequent to the end of the fourth quarter, we took action to further streamline our capital structure and reduce our debt. As part of this, we opportunistically redeemed and then canceled $8.0 million principal amount of our outstanding 5.0% Convertible Notes. We will continue to explore opportunities to reduce expenses to maximize the value of our investments for all shareholders."

Consolidated Results

Three Months Ended November 30, 2019 Compared to Two Months Ended November 30, 2018
Income from continuing operations for the three month period ended November 30, 2019 (the "2019 Period") was $7.4 million compared to a loss of $(237.3) million for the two months period ended November 30, 2018 (the "2018 Period"). Income for the 2018 Period includes approximately $150.9 million in change in fair value of investment in deconsolidated subsidiaries. Additionally, income was significantly impacted by a negative change in fair value of life settlements as a result of changes made by the provider of life expectancy reports. This impact was approximately $124.0 million. Further, the Company discontinued its blending approach of life expectancy report, the resulting impact of discontinuing blending was approximately $23.1 million reduction in the fair value of its life settlements.

Income for the 2018 period mainly includes net gain of $5.2 million related to the maturity of two policies. There were no maturities for the consolidated entities for the 2019 Period.

Total expense from continuing operations for the 2019 Period was approximately $6.9 million compared to income of approximately $(66.1) million for the 2018 Period. Expense for the 2018 Period was offset by $75.1 million gain on the change in fair value of the White Eagle Revolving Credit Facility which was mainly attributable to the lengthening of the life expectancies furnished by 21st Services by 9% used to determine the value of the life insurance policies pledged as collateral for the facility. This impacted the value of the debt by approximately $66.7 million. This amount is shown as a reduction to expenses on the statement of operations for the period ended November 30, 2018.

Expense from continuing operations for the 2019 period includes interest expense of approximately $2.9 million comprising approximately $1.3 million on the 5% Convertible Notes and $1.6 million on the 8.5% Senior Secured Notes.

The following table provides a summary of the components of income from the Company's consolidated life settlements.

	Three Months Ended November 30, 2019	Two Months Ended November 30, 2018
Consolidated
Change in estimated probabilistic cash flows	$44	$14,296
Premiums paid during period	(45)	(17,686)
Change in life expectancy blend	—	(23,100)
Change in life expectancy evaluation	—	(123,995)
Change in discount rates	—	52,179
Realized gain on maturities	—	5,175
Deconsolidation of subsidiaries	—	6,034
Change in fair value of life settlements	$(1)	$(87,097)

The Company reported a net income from continuing operations of $(2.4) million, or $(0.02) per diluted share for the 2019 Period, compared to a net loss from continuing operations of $(170.6) million, or $(1.09) per diluted share for the 2018 Period.

Twelve Months Ended November 30, 2019

Consolidated Results

Total income from continuing operations for the twelve months ended November 30, 2019 was $41.5 million compared to a loss of $(196.4) million for the eleven months period ended November 30, 2018. Income from continuing operations for the twelve months ended November 30, 2019 was significantly impacted by the re-consolidation of Lamington and related subsidiaries due to the closure of the Chapter 11 Cases on August 16, 2019 with the repayment and termination of the White Eagle Revolving Credit Facility.

Income for 2018 mainly includes net gain on maturity of approximately $53.3 million which is attributable to the maturity of 20 policies. There were no maturities for the consolidated entities for the 2019 Period.

Total expenses from continuing operations for the twelve months ended November 30, 2019 were approximately $20.9 million compared to approximately $(26.5) million for the eleven months period ended November 30, 2018. Expense for the twelve months ended November 30, 2019 were mainly comprised of interest on the 5% Convertible Notes of $5.1 million, $6.0 million on the 8.5% Senior Secured Notes and $93,000 on the 8.5% Convertible Notes.
Total expenses from continuing operations for the eleven months period ended November 30, 2018 were mainly comprised of interest expense of approximately $22.8 million on the White Eagle Revolving Credit Facility; $4.6 million on the 5% Convertible Notes and $3.0 million on the 8.5% Senior Secured Notes offset by a $70.9 million on the gain for change in fair value of the White Eagle Revolving Credit Facility.
Deconsolidated Subsidiaries Results

Total income for the deconsolidated subsidiaries was $20.6 million and mainly comprised gain on maturity of $70.3 million which is attributable to the maturity of 18 policies, gain on sale of life settlement of approximately $21.3 million associated with the sale of the limited partnership interests of White Eagle, change in fair value gain of investment in limited partnership of approximately $15.4 million which is attributable to the pickup in value for the assets contributed at closing of the Subscription Agreement, offset by change in fair value of life settlements loss of approximately $16.8 million.

Expense of approximately $72.4 million was significantly impacted by change in fair value of the White Eagle Revolving Credit Facility of approximately $17.1 million, interest expense of $28.3 million, reorganization cost of $14.0 million, loss on extinguishment of debt of approximately $7.4 million associated with the early repayment of the White Eagle Revolving Credit Facility, administrative services fees of $2.8 million, professional fees of $1.5 million and legal fees of $890,000.

The following table provides a summary of the components of income from the Company's consolidated and deconsolidated life settlements.

	Twelve Months Ended November 30, 2019	Eleven Months Ended November 30, 2018
Consolidated
Change in estimated probabilistic cash flows	$125	$83,798
Premiums paid during period	(163)	(85,263)
Change in life expectancy blend	—	(23,100)
Change in life expectancy evaluation	—	(143,056)
Change in discount rates	—	61,442
Realized gain on maturities	—	53,266
Deconsolidation of subsidiaries	—	$6,034
Change in fair value of life settlements	$(38)	$(46,879)

Deconsolidated
Change in estimated probabilistic cash flows	$58,124	$—
Premiums paid during period	(69,827)	—
Change in life expectancy evaluation	(57,636)	—
Change in discount rate assumptions	—	—
Reversal of prior gains	(17,800)	—
Realized gain on maturities	70,298	—
Change in fair value of life settlements	$(16,841)	$—

The Company reported net income from continuing operations of $16.9 million, or $0.11 per diluted share for the twelve months ended November 30, 2019, compared to a net loss from continuing operations of $(169.9) million, or $(1.09) per diluted share for the same period of the prior year.
For the twelve months ended November 30, 2019, Emergent paid $70.0 million in premiums to maintain its policies in force in its consolidated and deconsolidated subsidiaries. Of this amount, $69.8 million was paid by White Eagle through its pre-petition borrowings and maturity proceeds. The Company had 157,757,275 shares of common stock outstanding, treasury shares of 608,000 and an undiluted book value of $0.27 per share at November 30, 2019.

Life Settlements Portfolio Highlights

As of November 30, 2019, Emergent owned two policies with an estimated fair value of $1.3 million compared to two policies with an estimated fair value of $1.2 million at November 30, 2018.The weighted average discount rate was 14.92% at each of November 30, 2019 and 13.43% November 30, 2018.

Of these two policies owned as of November 30, 2019, all were previously premium financed and are valued using discount rates that range from 13.25% to 15.25%. With the Sunlife settlement, the Company no longer owns any life insurance policies.
Investment in Limited Partnership
On August 16, 2019, Lamington's capital contribution to White Eagle was an estimated fair value of approximately $138.9 million. The Company performed a valuation at November 30, 2019 resulting in a value of approximately $137.8 million.
During the twelve months ended November 30, 2019, approximately $31.8 million was distributed from the premium/expense reserve account, of this amount, approximately $28.3 million was utilized to pay premiums, approximately $1.9 million in facility related expenses and approximately $1.7 million was utilized for distribution to the Company to satisfy the requirements of the Class B monthly distribution.
During the twelve months ended November 30, 2019, the premium/expense reserve account received approximately $36.0 million in distributions inclusive of $30.0 million funded on the Transaction Date and $6.0 million from the collection account through maturity proceeds collected. The account balance was approximately $4.2 million at November 30, 2019. Approximately $13.0 million was in the collection account pending distributions to the premium/expense account at November 30, 2019.

About Emergent Capital, Inc.
Emergent (OTCQX: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com

# # #

-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended November 30,	Two Months Ended November 30,	Twelve months ended November 30,	Eleven Months Ended November 30,
	2019	2018	2019	2018
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$(1)	$(87,097)	$(38)	$(46,879)
Change in fair value of investment in limited partnership, net of distributions	7,182	—	1,361	—
Change in fair value of investment in deconsolidated subsidiaries	—	(150,894)	37,941	(150,894)
Other income	231	702	2,261	1,351
Total income (loss)	7,412	(237,289)	41,525	(196,422)
Expenses
Interest expense	2,851	7,462	11,220	30,845
Change in fair value of Revolving Credit Facilities	—	(75,089)	—	(70,900)
Personnel costs	1,677	379	2,678	2,707
Legal fees	818	(28)	2,935	3,052
Professional fees	1,020	821	2,489	5,475
Insurance	263	144	929	734
Other selling, general and administrative expenses	245	192	649	1,562
Total expenses (income)	6,874	(66,119)	20,900	(26,525)
Income (loss) from continuing operations before income taxes	538	(171,170)	20,625	(169,897)
Provision (benefit) for income taxes	553	(539)	3,766	45
Net income (loss) from continuing operations	$(15)	$(170,631)	$16,859	$(169,942)
Discontinued Operations:
Income (loss) from discontinued operations, net of income taxes	(2,400)	(11)	$(2,363)	$(29)
Provision (benefit) for income taxes	—	—	—	—
Net income (loss)from discontinued operations	(2,400)	(11)	(2,363)	(29)
Net income (loss)	$(2,415)	$(170,642)	$14,496	$(169,971)
Income (loss) per share:
Basic income (loss) per share
Continuing operations	$—	$(1.09)	$0.11	$(1.09)
Discontinued operations	$(0.02)	$—	(0.02)	—
Net income (loss) - basic	$(0.02)	$(1.09)	$0.09	$(1.09)
Diluted (loss) income per share
Continuing operations	$—	$(1.09)	$0.11	$(1.09)
Discontinued operations	$(0.02)	$—	$(0.02)	$—
Net income (loss) - diluted	$(0.02)	$(1.09)	$0.09	$(1.09)
Weighted average shares outstanding:
Basic	157,128,636	156,509,393	156,994,105	155,949,444
Diluted	157,128,636	156,509,393	157,823,660	155,949,444

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	November 30, 2019	November 30, 2018

	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$24,283	$1,209
Certificates of deposit	511	500
Prepaid expenses and other assets	377	657
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	1,297	1,172
Fixed assets, net	18	78
Investment in limited partnership, at estimated fair value	137,849	—
Investment in deconsolidated subsidiaries, at estimated fair value	—	128,795
Investment in affiliate	—	2,384
Deferred tax asset	—	576
Total assets	$165,712	$136,748
LIABILITIES AND STOCKHOLDERS’ DEFICIT/EQUITY
Liabilities
Accounts payable and accrued expenses	$1,651	$2,446
Other liabilities	86	194
Interest payable - 8.5% Convertible Notes	—	37
8.5% Convertible Notes, net of discount and deferred debt costs	—	1,173
Interest payable - 5.0% Convertible Notes	1,116	1,116
5.0% Convertible Notes, net of discount and deferred debt costs	71,022	69,742
Interest payable - 8.5% Senior Secured Notes	854	628
8.5% Senior Secured Notes, net of deferred debt costs	45,675	34,170
Current tax liability	3,195	—
Total liabilities	123,599	109,506
Commitments and Contingencies
Stockholders’ Deficit/Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at November 30, 2019 and November 30, 2018; 158,365,275 issued and 157,757,275 outstanding as of November 30, 2019; 158,733,928 issued and 158,125,928 outstanding as of November 30, 2018)	1,584	1,587
Preferred stock, $0.01 par value (40,000,000 authorized; 0 issued and outstanding as of November 30, 2019 and November 30, 2018)	—	—
Treasury stock (608,000 shares as of November 30, 2019 and November 30, 2018)	(2,534)	(2,534)
Additional paid-in-capital	334,576	334,198
Accumulated deficit	(291,513)	(306,009)
Total stockholders’ deficit/equity	42,113	27,242
Total liabilities and stockholders’ deficit/equity	$165,712	$136,748

Selected Operating Data (dollars in thousands):

	Three Months Ended November 30,	Two Months Ended November 30,	Twelve Months Ended November 30,		Eleven Months Ended November 30,
	2019	2018	2019		2018
End of Period—Policies Owned
Number of policies owned	2	2	608		621
Average age of insured	78.7	77.7	83.4		82.4
Average death benefit per policy	6,000	6,000	4,738		4,745
Average life expectancy-Calculated LE (Years)	11.4	12.2	8.3		9
Aggregate death benefit	$12,000	$12,000	$2,880,487		$2,946,511
Aggregate fair value	$1,297	$1,172	$567,492		$498,400
Monthly premium-average per policy	$0.3	$6.7	$8.0		$11.0

White Eagle Portfolio - Deconsolidated
End of Period—Policies Owned
Number of policies owned	—	—	—		586
Average age of insured	—	—	—		84
Average death benefit per policy	$	$	$		$4,737
Average life expectancy-Calculated LE (Years)	—	—	—		8.9
Aggregate death benefit	$	$		$—	$2,775,916
Aggregate fair value	$	$		$—	$505,235
Monthly premium-average per policy	$	$		$—	$14.1
Proceeds collected	$	$		$—	$5,000

Period Maturities
Number of policies matured	—	2	—		20
Average age of insured at maturity	—	85.8	—		85.6
Average life expectancy - Calculated LE (Years)	—	5.6	—		4.7
Aggregate death benefit	$—	$7,000	$—		$93,435
Gains on maturity	$—	$5,175	$—		$53,265
Proceeds collected	$—	$27,735	$—		$90,780

White Eagle Portfolio - Deconsolidated*
Period Maturities
Number of policies matured	18	—	—		—
Average age of insured at maturity	86.1	—	—		—
Average life expectancy - Calculated LE (Years)	5.9	—	—		—
Aggregate death benefit	$100,374	$—	$—		$—
Gains on maturity	$70,300	$—	$—		$—
Proceeds collected	$92,505	$—	$—		$—
*Information for deconsolidation is included up to August 16, 2019

Company Contact:

Investor Relations
Rob Fink
FNK IR
646.809.4048
IR@emergentcapital.com
www.emergentcapital.com